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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               AMB PROPERTY, L.P.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                              94-3285362
--------------------------------             ------------------------
     State of Incorporation                  (I.R.S. Employer
     or Organization)                        Identification No.)


505 Montgomery Street, Fifth Floor,
San Francisco, California                              94111
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(Address of Principal Executive Offices)             (Zip Code)


Securities to be Registered to Section 12(b) of the Act:


          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                 ------------------------------
     % Notes due 2008                                     None
     % Notes due 2018                                     None
     % Reset Put Securities (REPS(SM)) due
         2015 - Putable/Callable 2005


Securities to be Registered Pursuant to 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

--------------------------------------------------------------------------------
                                (Title of Class)



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ITEM 1.

DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the ___% Notes due 2008, ___% Notes due 2018 and ___% Reset Put Securities (REPS(SM)) due 2015-Putable/Callable 2005, of AMB Property, L.P., a Delaware limited partnership (the "Registrant"), is incorporated by reference to the information set forth under the caption "Description of Notes" in the Prospectus included as part of the Registrant's registration statement on Form S-11 (No. 333-49163) in the form in which it was filed on June 15, 1998 with the Securities and Exchange Commission, as amended from time to time (the "Registration Statement").

ITEM 2.

     The Securities being registered hereby are not to be registered on an exchange on which other securities of the registrant are registered or are to be registered. Accordingly, no exhibits to the registration statement are required to be filed.




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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 18, 1998                     AMB PROPERTY, L.P.
                                        By AMB PROPERTY CORPORATION,
                                        its General Partner


                                        By: /s/ Michael A. Coke
                                           -----------------------------------
                                           Michael A. Coke
                                           Vice President and Director of
                                           Financial Management Reporting
                                           (Principal Accounting Officer)







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